Exhibit 99.1
[ONEOK Logo]	News
September 19, 2005	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Lori Webster 918-588-7570

ONEOK Sells its Oil and Gas Production Companies

TULSA, Okla. -- Sept. 19, 2005 -- ONEOK, Inc. (NYSE: OKE) announced today that it signed an agreement with TXOK Acquisition, Inc. to purchase ONEOK's oil and gas production companies for $645 million. The transaction is expected to close by October 14, 2005.

The sale includes natural gas and oil properties in four fields in Oklahoma and Texas with estimated reserves of approximately 240 billion cubic feet of natural gas equivalent, as of August 1, 2005.

"With this transaction we will exit the oil and gas production business and will focus our attention on our other businesses, which include natural gas distribution, gas gathering and processing, pipelines and storage, energy services and natural gas liquids," said David Kyle, ONEOK chairman, president and chief executive officer.

ONEOK plans to use the proceeds from the sale to reduce debt.

TXOK Acquisition is a privately held oil and natural gas acquisition, exploration, exploitation, and development and production company, headquartered in Dallas, Texas.

As part of the transaction, it is anticipated that substantially all of the ONEOK production employees will be offered positions with the buyer.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  We are a leader in the gathering, processing, storage and transportation of natural gas in the mid-continent region of the U.S. and own one of the nation's premier natural gas liquids (NGL) systems, connecting much of the NGL supply in the mid-continent with two key market centers.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  We are also involved in oil and gas production in Oklahoma and Texas.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  ONEOK is a Fortune 500 company.

Some of the statements contained and incorporated in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Acts of 1995. The forward-looking statements relate to: anticipated financial performance, including anticipated operating income from the businesses we acquired on July 1, 2005, from Koch Industries, Inc. and affiliates; management's plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus supplement or the accompanying prospectus identified by words such as "anticipate," "estimate," "expect," "forecast," "intend," "believe," "projection" or "goal."

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

  risks associated with any reduction in our credit ratings;
  the effects of weather and other natural phenomenon on energy sales and prices;
  competition from other energy suppliers as well as alternative forms of energy;
  the capital intensive nature of our business;
  the profitability of assets or businesses acquired by us;
  risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;
  economic climate and growth in the geographic areas in which we do business;
  the uncertainty of estimates, including accruals, cost of environmental remediation and gas and oil reserves;
  the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;
  the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;
  the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
  the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
  the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
  the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;
  risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
  the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission, Kansas Corporation Commission, Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;
  our ability to access capital at competitive rates or on terms acceptable to us;
  the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
  risks associated with adequate supply to our gathering and processing, fractionation and pipeline facilities, including production declines which outpace new drilling;
  risks inherent in the implementation of new software, such as our customer service system, and the impact on the timeliness of information for financial reporting;
  the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
  the impact of the outcome of pending and future litigation;

  the possible loss of franchises or other adverse effects caused by the actions of municipalities; and
  the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking information.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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